EXHIBIT 10.24


                         AMENDMENT TO SERVICES AGREEMENT

THIS AMENDMENT AGREEMENT is dated the 24th day of August, 1999 and is made between:

1. TGI Technologies Ltd., a British Columbia company with its office at 107 East 3rd Avenue, Vancouver, British Columbia V5T 1C7, Canada (hereinafter referred to as "TGI"); and

2. POPstar Global Communications Inc., a British Virgin Islands company with its office at KPMG Centre, Tropic Isle Building, P.O. Box 3443, Road Town, Tortola, British Virgin Islands (hereinafter referred to as "POPstar").

WHEREAS:

(A) TGI and POPstar have entered into a services agreement dated January 11, 1999 (the "Services Agreement").

(B) TGI and POPstar wish to enter into this Agreement under which they agree to clarify certain of the provisions of the Services Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1.   INTERPRETATION

1.1 Except where the context otherwise requires and save as otherwise expressly defined herein, words and expressions defined in the Services Agreement shall have the same meanings and construction when used in this Agreement (including the Recitals hereto). All terms defined in these Recitals shall have the same meanings when used throughout this Agreement.

1.2 Except where the context otherwise requires, words importing the singular include the plural and vice versa, words importing a gender includes every gender and references to persons include bodies corporate or unincorporate, any state or agency thereof and any other entity.

1.3  Headings are for ease of reference only and have no legal effect.

1.4 Except where the context otherwise requires, references to any person include its successors and permitted assigns.



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1.5  A  reference  to a document  includes  any  agreement  in  writing,  or any certificate, notice, instrument or other document of any kind and shall include all amendments or supplements to, or replacements or novations of that document.

2.   AMENDMENTS TO THE SERVICES AGREEMENT

2.1 The parties hereby agree and acknowledge that the Services Agreement shall be amended in the following manner with effect from the date of the Services Agreement.

     Section 9.8 of the Services Agreement be deleted and the following substituted therefor:

     "9.8 If there is any conflict with or inconsistency between the terms of this Services Agreement and the terms of any Work Order, then the terms of the Work Order shall govern."

3.   MISCELLANEOUS

3.1 This Agreement is supplemental to and shall be read in conjunction with the Services Agreement which, save for those provisions which are modified hereby or inconsistent with the terms contained herein, shall continue in full force and effect. Subject to the foregoing, any reference to the Services Agreement shall accordingly be deemed to include this Agreement.

3.2 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions. The parties hereto hereby submit to the jurisdiction of the courts located in the Province of British Columbia.

3.3 This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.





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IN WITNESS  WHEREOF this Agreement has been duly executed the day and year first above written.


TGI TECHNOLOGIES LTD.                         POPSTAR GLOBAL COMMUNICATIONS INC

Signature: /s/ John McDermott                 Signature: /s/ Thompson Chu

By:        John McDermott                     By:        Thompson Chu

Title:     President                          Title:     Chairman